Exhibit 5.1

55 Hudson Yards| New York, NY 10001-2163

T: 212.530.5100

milbank.com

February 7, 2025

SEACOR Marine Holdings Inc.

12121 Wickchester Lane, Suite 500

Houston, TX 77079

Re:	SEACOR Marine Holdings Inc.
Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special New York counsel to SEACOR Marine Holdings Inc., a Delaware corporation (the “Company”) in connection with the Company’s registration statement on Form S-3 (such registration statement, as amended or supplemented, is hereinafter referred to as the “Registration Statement”), including the base prospectus that is part of the Registration Statement (the “Base Prospectus”) and the At Market Issuance Sales Agreement prospectus that is part of the Registration Statement (the “ATM Prospectus”), filed on the date hereof with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Base Prospectus provides that it will be supplemented in the future by one or more prospectus supplements (each, a “Prospectus Supplement”). The Base Prospectus, as supplemented by the various Prospectus Supplements, will provide for the issuance and sale from time to time by the Company of up to an aggregate of $200,000,000 of any or all of (i) shares of common stock of the Company, par value $0.01 per share (the “Common Stock”), (ii) shares of preferred stock of the Company, par value $0.01 per share (the “Preferred Stock”), (iii) warrants of the Company to purchase Common Stock or Preferred Stock (the “Warrants”) and (iv) units consisting of Common Stock, Preferred Stock and/or Warrants, in any combination (the “Units”). The Common Stock (including the ATM Shares (as defined below)), Preferred Stock, Warrants and Units are collectively referred to as the “Securities.” The Securities may be offered and sold by the Company from time to time pursuant to Rule 415 under the Securities Act as set forth in the Base Prospectus, as supplemented by the various Prospectus Supplements that may be filed under the Securities Act, also in accordance with Rule 415 under the Securities Act.

MIL BANK LLP

NEW YORK | LOS ANGELES | WASHINGTON, D.C. | SÃO PAULO | FRANKFURT

LONDON | MUNICH | HONG KONG | SEOUL | SINGAPORE | TOKYO

SEACOR Marine Holdings Inc.
February 7, 2025	Page 2

The ATM Prospectus relates to the sale by the Company of shares of Common Stock having an aggregate offering price of up to $25,000,000 (the “ATM Shares”) under an At Market Issuance Sales Agreement dated February 7, 2025 (the “ATM Agreement”), by and between the Company and B. Riley Securities.

In rendering the opinions expressed below, we have examined originals, or copies certified or otherwise identified to our satisfaction of the General Corporation Law of the State of Delaware (the “DGCL”), the Company’s Third Amended and Restated Certificate of Incorporation, the Company’s Third Amended and Restated Bylaws, the Registration Statement, and the At Market Sales Agreement. We have also examined such other Company records, including resolutions of the Company’s board of directors, certificates, agreements and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion.

In our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals and the conformity with authentic original documents of all documents submitted to us as copies. As to various questions of fact material to our opinions, we have, when relevant facts were not independently established, relied upon certificates of officers and representatives of the Company and public officials and statements and representations contained in the Registration Statement and other documents as we have deemed necessary as a basis for such opinions.

Based on and subject to the foregoing and assuming that (i) the Registration Statement and any amendments thereto (including any post-effective amendments) will have become effective and comply with all applicable laws and no stop order suspending the Registration Statement’s effectiveness will have been issued and remain in effect, in each case, at the time the Securities are offered or issued as contemplated by the Registration Statement, (ii) if required by applicable law or other regulations and other than with respect to the ATM Shares, a prospectus supplement will have been prepared and filed with the Commission describing the Securities offered thereby and any such prospectus supplement will at all relevant times comply with all applicable laws, (iii) the Company has timely filed all necessary reports pursuant to the Securities Exchange Act of 1934, as amended, which are incorporated into the Registration Statement by reference, (iv) all Securities will be issued and sold in compliance with applicable federal and state securities or “blue sky” laws and in the manner stated in the Registration Statement and the applicable prospectus supplement, if required by applicable law or regulations, (v) with respect to the Securities (other than the ATM Shares), a definitive purchase, underwriting or similar agreement and any other necessary agreement, instrument or document with respect to any Securities will have been duly authorized and validly executed and delivered by the Company and the other party or parties thereto, (vi) the At Market Sales Agreement has been duly executed and delivered by the Company and the other party thereto and is a valid, binding and enforceable obligation of such parties, (vi) any Securities issuable upon conversion, exercise or exchange of any Securities being offered or issued, will be duly authorized and, if appropriate, reserved for issuance upon such conversion, exercise or exchange, (vii) the terms of the Securities (other than the ATM Shares) will have been duly established so as not to violate any applicable law or result in a default under or

SEACOR Marine Holdings Inc.
February 7, 2025	Page 3

breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company, and (viii) if issued in certificated form, certificates representing the Securities will be duly executed and delivered and, to the extent required by any applicable agreement, duly authenticated and countersigned, and if issued in book-entry form, the Securities will be duly registered to the extent required by any applicable agreement, we advise you that in our opinion:

(1) Common Stock. Assuming that the issuance of shares of Common Stock (other than the ATM Shares) and the terms of any offering thereof have been duly authorized, when such shares of Common Stock have been duly issued and sold (in excess of par value thereof) in accordance with the applicable purchase, underwriting or other agreement, and as contemplated by the Registration Statement, the Base Prospectus and the related Prospectus Supplement, such shares of Common Stock will be validly issued, fully paid and non-assessable. The Common Stock covered by the opinion in this paragraph include any shares of Common Stock initially issuable upon conversion, exercise or exchange of any Preferred Stock, Warrants or Units that are convertible into, or exercisable or exchangeable for, Common Stock.

(2) Preferred Stock. Assuming that the issuance and terms of shares of Preferred Stock of a particular series and the terms of any offering thereof have been duly authorized, when an appropriate certificate of designation with respect to such shares of Preferred Stock has been duly filed with the Secretary of State of the State of Delaware and when such shares of Preferred Stock have been duly issued and sold (in excess of par value thereof) in accordance with the applicable purchase, underwriting or similar agreement, and as contemplated by the Registration Statement, such shares of Preferred Stock will be validly issued, fully paid and non-assessable. The Preferred Stock covered by the opinion in this paragraph include shares of any Preferred Stock issuable upon exercise of any Warrants or Units that are exercisable for Preferred Stock.

(3) Warrants. Assuming that the issuance and terms of any Warrants and the terms of any offering thereof have been duly authorized, when the terms of the related warrant agreement under which or the certificate pursuant to which such Warrants are to be issued have been duly established and the warrant agreement or such certificate has been duly authorized, executed and delivered, when the terms of such Warrants and their issuance and sale have been duly established in conformity with the applicable warrant agreement (if any) and when such Warrants have been duly executed and authenticated in accordance with the applicable warrant agreement and issued and sold as contemplated by the Registration Statement, such Warrants will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

(4) Units. Assuming that the issuance and terms of any Units and the terms of any offering thereof have been duly authorized, when the terms of the unit agreement under which the Units are to be issued have been duly established and the unit agreement has been duly authorized, executed and delivered, when the terms of such Units and of their issuance and sale have been duly established in conformity with the applicable unit agreement and when such Units have been duly executed and authenticated in accordance with the applicable unit agreement and issued and sold as contemplated by the Registration Statement, such Units will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

SEACOR Marine Holdings Inc.
February 7, 2025	Page 4

(5) ATM Shares. The issuance and sale of the ATM Shares pursuant to the At Market Sales Agreement have been duly authorized by the Company and, when (A) the number of Shares to be offered, issued and sold by the Company from time to time and the respective purchase prices, managers’ discounts or commissions, and times and dates of offering, issuance and sale thereof, have been duly authorized and approved by duly authorized officers of the Company, all as provided in, and in compliance with the parameters, limitations and other terms set forth in resolutions duly adopted by the Company’s Board of Directors or any duly authorized committees thereof, and agreed upon by the Company, the applicable managers and the purchasers thereof and (B) such ATM Shares are duly issued and delivered by the Company in accordance with the At Market Sales Agreement against receipt by the Company of the agreed upon purchase price therefor, will be validly issued, fully paid and non-assessable.

We note that the Company’s Board of Directors adopted resolutions on February 5, 2025 (the “Resolutions”) authorizing the issuance and sale of the ATM Shares. The Resolutions impose limitations (the “Limitations”) on the aggregate number of shares of Common Stock that may be issued pursuant thereto and establish a minimum price per share of Common Stock to be received by the Company. Accordingly, and without limitation to the provisions of clauses (A) or (B) of the preceding paragraph, we have assumed that the Company’s offering, issuance and sale of ATM Shares pursuant to the At Market Sales Agreement will comply with the Limitations or any other limitations, parameters or other terms or provisions applicable to the offering, issuance or sale of the ATM Shares that may be established by the Company’s Board of Directors or any committee thereof from time to time.

The opinions expressed above with respect to enforceability are subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity). The opinions are also subject to (i) the Registration Statement becoming, and remaining, effective pursuant to applicable law and (ii) the issuance of any legally required consents, approvals, authorizations or orders of the Commission and any other regulatory authority. We express no opinion herein as to the laws of any state or jurisdiction other than the DGCL and the federal laws of the United States of America.

This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

SEACOR Marine Holdings Inc.
February 7, 2025	Page 5

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of our name therein and in the related prospectus under the caption “Legal Matters.” In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Milbank LLP